UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2005

Date of report (date of earliest event reported)

EMISPHERE TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10615

(Commission File Number)

13-3306985

(I.R.S. Employer Identification Number)

765 Old Saw Mill River Road, Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)

914-347-2220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 29, 2005, Emisphere Technologies, Inc. (the “Company”) completed the sale of its Farmington, Connecticut research facility to Winstanley Enterprises, LLC for $4,200,000 in cash.

Item 8.01 Other Events

On July 5, 2005, the Company issued a press release announcing that it has received the first milestone payment from Roche under the two companies’ agreement to develop new oral formulations of a Roche small molecule compound for the treatment of bone-related diseases. The achievement of this milestone resulted from the initiation by Roche of a clinical study with a product formulation utilizing the Company’s eligen® delivery technology.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 99.1	Amendment #1 to Contract of Sale between Farm Tech Corporation and Winstanley Enterprises, LLC dated June 3, 2005.

Exhibit 99.2	Amendment #2 to Contract of Sale between Farm Tech Corporation and Winstanley Enterprises, LLC dated June 17, 2005.

Exhibit 99.3	Press Release of Emisphere Technologies, Inc. dated July 5, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMISPHERE TECHNOLOGIES, INC.

Date: July 6, 2005	By:	/s/ ELLIOT M. MAZA

	Name:	Elliot M. Maza
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment #1 to Contract of Sale between Farm Tech Corporation and Winstanley Enterprises, LLC dated June 3, 2005.

99.2	Amendment #2 to Contract of Sale between Farm Tech Corporation and Winstanley Enterprises, LLC dated June 17, 2005.

99.3	Press Release of Emisphere Technologies, Inc. dated July 5, 2005

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